Exhibit 31.5

CERTIFICATION
PURSUANT TO RULE 13a-14(a) AND RULE 15d-14(a) UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Paul J. Maddon, M.D., Ph.D., certify that:

1.	I have reviewed this Amendment No. 2 to the annual report on Form 10-K of Progenics Pharmaceuticals, Inc.; and

2.
Based on my knowledge, this Amendment No. 2 to the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Paul J. Maddon
Date: October 18, 2010	Paul J. Maddon, M.D., Ph.D. Chief Executive Officer and Chief Science Officer (Principal Executive Officer)